Exhibit 4 - FORM OF STOCK CERTIFICATE

[FACE OF CERTIFICATE]

NUMBER

SHARES

COMMON
STOCK

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY OR ATLANTA, GA

CUSIP 553409 10 3
SEE REVERSE FOR CERTAIN DEFINITIONS

MPS Group, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

This Certifies that _______________________________
is the owner of

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF ONE CENT ($.01) EACH OF MPS Group, Inc. (hereinafter called the “Corporation”) transferable on the books of the Corporation by said owner in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

           Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

TREASURER

[SEAL]

SECRETARY

COUNTERSIGNED AND REGISTERED:
SunTrust Bank
TRANSFER AGENT
AND REGISTRAR
BY

AUTHORIZED SIGNATURE

[BACK OF CERTIFICATE]

MPS GROUP, INC.

The Corporation is authorized to issue shares of Preferred Stock, and the Board of Directors of the Corporation is authorized to determine the designations, relative rights, preferences and limitations applicable to different classes of Preferred Stock and different series within a class of Preferred Stock. The Corporation will furnish to each shareholder on request and without charge a full statement of the designations, relative rights, preferences and limitations of each class and series of stock issued by the Corporation. Such request may be made to the Secretary of the Corporation at its principal office or to the Transfer Agent named on the face of this certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT–                        Custodian
(Cust)                                       (Minor)
under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint _________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.